EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, each of the undersigned agrees that the statement on Schedule 13D/A filed herewith shall be filed on behalf of each of the undersigned, with respect to the ordinary shares, nominal value €5 per share, of Veolia Environnement, a société anonyme organized under the laws of the Republic of France, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 25th day of March, 2010.

GROUPE INDUSTRIEL MARCEL DASSAULT, SAS /s/ Olivier Costa de Beauregard
Name:	Olivier Costa de Beauregard
Title:	Managing Director and Deputy Executive Officer

DASSAULT BELGIQUE AVIATION, SAU /s/ Olivier Costa de Beauregard
Name:	Olivier Costa de Beauregard
Title:	Managing Director